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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 15, 2003, except for Note 14, as to which the date is October 3, 2003. with respect to the consolidated financial statements and schedule of Pinnacle Airlines Corp. included in Amendment No. 5 to the Registration Statement (Form S-1) of Pinnacle Airlines Corp.

                      /s/ Ernst & Young LLP

Memphis, Tennessee
October 3, 2003

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CONSENT OF INDEPENDENT AUDITORS